Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mexican Restaurants, Inc. (the “Company”) on Form 10-Q for the period ending July 4, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Curt Glowacki, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Curt Glowacki

Curt Glowacki
President and Chief Executive Officer
August 17, 2010

The foregoing certification is being forwarded solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and should not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.